Consent

[Mason & Bashaw, CPA's, A.C. letterhead]

INDEPENDENT ACCOUNTANTS' CONSENT




Board of Directors
Beckley Bancorp, Inc.
200 Main Street
Beckley, West Virginia  25801




      We hereby consent to the incorporation by reference into the Forms S-8 of Beckley Bancorp, Inc. (File Nos. 33-99954 and 333-11907) of our audit report dated January 27, 1997 included in the Form 10-KSB of Beckley Bancorp, Inc. for the fiscal year ended December 31, 1996.


/s/ Mason & Bashaw
Mason & Bashaw, CPA's, A.C.


March 27, 1997